UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]   Preliminary  Proxy  Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]   Definitive  Proxy  Statement
[ ]   Definitive  Additional  Materials
[ ]   Soliciting  Material  Pursuant  to  Sec.240.14a-12


                                APA Optics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title  of  each  class  of  securities  to  which transaction applies:

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     2)   Aggregate  number  of  securities  to  which  transaction  applies:

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     3)   Per  unit  price  or  other  underlying  value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed  maximum  aggregate  value  of  transaction:

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
     5)   Total  fee  paid:

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[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount  Previously  Paid:

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     2)   Form,  Schedule  or  Registration  Statement  No.:

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     3)   Filing  Party:

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     4)   Date  Filed:

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
                                APA OPTICS, INC.
                              2950 N.E. 84TH LANE
                            BLAINE, MINNESOTA 55449


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

     The 2002 Annual Meeting of the shareholders of APA Optics, Inc., a Minnesota corporation (the "Company"), will be held at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431, on August 22, 2002, at 3:30 p.m., Central Daylight Time, to consider and vote upon the following matters:

     1.   To  set  the  number of directors at five and to elect five directors.

     2. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     We have fixed the close of business on July 8, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

     Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/  Kenneth A. Olsen

                                    Kenneth A. Olsen
                                    Secretary
                                    July 16, 2002

                                TABLE OF CONTENTS


SOLICITATION AND REVOCATION OF PROXIES. . . . . . . . . . . . .   1
VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . .   2
OWNERSHIP OF COMMON STOCK . . . . . . . . . . . . . . . . . . .   2
PROPOSAL 1:  ELECTION OF DIRECTORS. . . . . . . . . . . . . . .   4
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . .   7
CERTAIN RELATIONSHIPS AND TRANSACTIONS. . . . . . . . . . . . .  10
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . .  11
RELATIONSHIP WITH INDEPENDENT AUDITORS. . . . . . . . . . . . .  12
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .  13
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING . . . . . . . . .  13
ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . .  14

                                APA OPTICS, INC.
                               2950 N.E. 84TH LANE
                            BLAINE, MINNESOTA  55449

                                -----------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 22, 2002

                                -----------------

  SOLICITATION AND REVOCATION OF PROXIESSOLICITATION AND REVOCATION OF PROXIES

     The accompanying Proxy is solicited by the Board of Directors of APA Optics, Inc. (the "Company") in connection with the 2002 Annual Meeting of the Shareholders of the Company, to be held on August 22, 2002, at 3:30 p.m. Minneapolis time, at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431 and any adjournments thereof. This Proxy Statement is first being mailed to shareholders on or about July 16, 2002.

HOW  TO  VOTE

     - By signing and returning the enclosed proxy card, you will be giving your proxy to our board of directors and authorizing them to vote your shares.

HOW  YOUR  PROXY  WILL  BE  VOTED

     - Unless revoked, all properly executed Proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR all nominees for director as listed herein and FOR each other proposal described in this Proxy Statement. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the Proxy will vote in accordance with their discretion.

HOW  TO  REVOKE  YOUR  PROXY

     - You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of Anil
          K. Jain, on or before August 21, 2002. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room.

ABSTENTIONS

     - If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

BROKER  NON-VOTES

     - If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

COST  OF  SOLICITATION

     - We will pay all expenses in connection with the solicitation of proxies. Proxies are being solicited primarily by mail, but officers, directors, and other employees of the Company may also solicit proxies by telephone, telegraph, or personal calls. No extra compensation will be paid by us for such solicitation. We may reimburse brokers, banks, and other nominees holding shares for others for the cost of forwarding proxy materials to, and obtaining proxies from, their principals.

                                  VOTING RIGHTS

     Only shareholders of record at the close of business on July 8, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof. As of that date, we had issued and outstanding 11,875,131 shares of common stock. Each holder of record of our common stock is entitled to one vote for each share registered in the shareholder's name as of the record date. The Articles of Incorporation of the Company do not grant the shareholders the right to vote cumulatively for the election of directors. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting.

     The presence in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

               OWNERSHIP OF COMMON STOCKOWNERSHIP OF COMMON STOCK

     The following table shows as of July 8, 2002, the stock ownership of (i) all persons known by us to be beneficial owners of more than five percent of our outstanding shares of common stock, (ii) each director and each nominee for election as a director, (iii) the Named Executive Officers (as defined below under the caption "Executive Compensation"), and (iv) all current directors and executive officers as a group:

     Name and Address of              Number of Shares      Percentage of
     Beneficial Owner                Beneficially Owned   Outstanding Shares
     -------------------             -------------------  ------------------

     Anil K. Jain                          1,670,502 (l)                14.1
     2950 N.E. 84th Lane
     Blaine, Minnesota 55449

     Kenneth A. Olsen                        742,832 (2)                 6.3
     2950 N.E. 84th Lane
     Blaine, Minnesota 55449

     Robert M. Ringstad                       11,000 (3)                   *
     2950 N.E. 84th Lane
     Blaine, Minnesota 55449

     Herman Lee                              761,700                     6.4
     20152 Highway 9N
     Borup, Minnesota 56519

     Gregory J. Von Wald                      31,000 (4)                   *
     1085 Kings Road
     Rapid City, SD  57702

     Ronald G. Roth                          299,800                     2.5
     19 East Oaks Road
     North Oaks, MN 55127

     Stephen A. Zuckerman, M.D.                 zero                       *
     2828 Kenwood Isles Drive
     Minneapolis, MN  55408

     All current directors and             2,755,134 (3)(4)             23.1
     executive officers as a group
     (6 persons)

*    Less  than  1%.
(1) Includes 5,250 shares held by Dr. Jain as custodian for minor relatives. Dr. Jain disclaims beneficial ownership of such shares.
(2) Includes 19,332 shares held in trusts for Anil K. Jain's children, of which Mr. Olsen serves as trustee. Mr. Olsen disclaims beneficial ownership of such shares.
(3) Includes 11,000 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.
(4) Includes 30,000 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Our Board of Directors has nominated the individuals listed below for election as directors, each to serve until the next annual meeting of the shareholders and until his successor is elected and qualified or until his earlier resignation or removal. All of the nominees are currently directors. Ronald Roth and Stephen Zuckerman were elected in early 2002. Michael Gort and William Franta resigned from the Board on February 5, 2002 and February 25, 2002, respectively. Mr. Von Wald has indicated that he desires to resign from the Board as soon as the Board identifies a qualified replacement director who agrees to serve.

     Unless instructed not to vote for the election of directors or not to vote for any specific nominee, your proxy will be voted to elect the listed nominees. If any nominee withdraws as a candidate or is otherwise unavailable to stand for election at the meeting, the named proxies will vote for such other persons as they may determine, in their discretion. We do not anticipate that any candidate will withdraw.

     The following information is provided with respect to the nominees for directors:

     Name                        Age  Director Since
     ----                        ---  --------------
     Anil K. Jain                 56            1979
     Kenneth A. Olsen             58            1980
     Gregory J. Von Wald          52            1997
     Ronald G. Roth               57            2002
     Stephen A. Zuckerman, M.D.   60            2002

     Dr. Anil K. Jain has been president of the Company since 1979, Chairman of the Board since 1987, and chief executive officer since 1988. He also served as chief financial officer and treasurer until August 2000. Dr. Jain is a past director and former chairman of Minnesota Project Innovation, Inc., a nonprofit corporation.

     Kenneth A. Olsen has been secretary of the Company since 1983 and vice president since 1992. Mr. Olsen manages the Company's optics fabrication operations. Prior to joining the Company in 1979, Mr. Olsen had been employed at 3M since 1966.

     Gregory J. Von Wald joined Golden West Technologies, Inc. as the General Manager in December 1999. Prior thereto he had served as Vice President for Technical Services for NorCom Advanced Technologies, Inc., a firm providing telecommunications equipment and related services. He had been with NorCom, or its predecessor, Tel Serv Telecommunications, Inc., as an owner or officer, since 1992. Mr. Von Wald is serving on the Board as a representative of the Aberdeen Development Council, one of the funding sources for the Company's Aberdeen, South Dakota, manufacturing facility.

     Ronald G. Roth was Chairman of the Board and Chief Executive Officer of Waste Systems Corp., a privately held waste hauling and disposal company, for 25 years prior to its sale to a national sold waste management company in 1995. From 1995 to 2001, he was Chairman of the Board of Access Cash International L.L.C., a North American provider of ATMs and related processing and financial services until its sale to a national payment and technology solutions company. Since 1990 he has been an owner of, and has served in various capacities, including director and officer, with Phillips Recycling Systems, a privately held regional recycling service provider in Minnesota. Mr. Roth graduated with a B.A. in Marketing from Michigan State University.

     Dr. Stephen L. Zuckerman served as a director of the Company from January 1986 through August 1991 and was reappointed to the Board in February 2002. Dr. Zuckerman is Chief of Internal Medicine at Aspen Medical Group East Lake Street Clinic, and in addition, has been actively involved for many years with developing companies in the high tech area. He served as chairman of the board of ProtaTek International Inc., a biotechnology company manufacturing for the human and veterinary marketplace, from 1984 to 1987, as co-founder and chairman of the board of Hypertension Diagnostic Inc., also a biotechnology company that has developed a methodology for early detection of blood vessel disorders, from 1988 to 1991, and was a member of the board of Biosensor Inc. (1989 to 1991) and Micromedics Inc. (1986 to 1991 and February 2002 to present). From 1982 to 1995 Dr. Zuckerman was president of M-T Venture Capital Fund, Inc., a Minnesota corporation created to invest in early-stage biotechnology and medical technology companies. Since 1976, Dr. Zuckerman has consulted in the health care delivery field, focusing his efforts on the regionalization of health care services. He was the designer, founder and director of the University of Minnesota Hospitals' Outreach Program from 1976 to 1984. Besides his internal medicine practice, Dr. Zuckerman presently is chairman of the board of The Foundation for Rural Health Care, a nonprofit organization that owns and manages three rural nursing homes, and a member of the board of Micromedics, Inc. He is also president of M-T Venture Capital Fund II, Inc. and chairman of the board of The University Film Society (2000 to present), Minneapolis, Minnesota.

     Board  Meetings.  The  Board of Directors held seven meetings during fiscal
2002. All directors attended at least 85% of the meetings of the Board of Directors and of each committee on which they served.

COMMITTEES

     The Company has an audit committee and a compensation committee, each of which is comprised of all non-employee (outside directors). The members of these committees during fiscal 2002 were as follows:

     Audit Committee           Compensation Committee
     ---------------           ----------------------
     Michael Gort (1)(2)       William Franta (2)(3)
     William Franta (3)        Michael Gort
     Gregory Von Wald          Gregory Von Wald
     Ronald Roth (4)           Ronald Roth (4)(5)
     Stephen Zuckerman (4)(6)  Stephen Zuckerman (4)

     (1) Mr. Gort resigned from the Board of Directors and all committees on February 5, 2002.
     (2)  Chairman  until  his  resignation.
     (3) Mr. Franta resigned from the Board of Directors and all committees on February 25, 2002.
     (4)  Appointed  February  5,  2002.
     (5)  Became  chairman  effective  upon  resignation  of  Mr.  Franta.
     (6)  Became  chairman  effective  upon  appointment  to  the  committee.

     Audit Committee. The audit committee is responsible for meeting with the Company's independent public accountants to discuss the annual audit and related accounting and financial matters. The audit committee held four meetings in fiscal 2002. The audit committee operates under a written charter adopted by the Board of Directors. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process; management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's deliberations do not assure that the audits of the Company's financial statements have been carried out in accordance with generally accepted auditing standards that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent." See "RELATIONSHIP WITH INDEPENDENT AUDITORS - Report of Audit Committee" below.

     Compensation Committee. The compensation committee develops general compensation policies and establishes compensation plans and specific compensation levels for executive officers. The compensation committee met once during fiscal 2002 to consider the compensation of the executive officers. See "EXECUTIVE COMPENSATION - Report of Compensation Committee" below.

     Compensation of Directors. Each director who is not also an employee of the Company receives an annual director's fee of $5,000 and $500 for each Board or committee meeting attended (subject to a maximum of $500 per day). We paid a total of $25,500 in directors' fees for services rendered during fiscal 2002.

     Under the terms of our Stock Option Plan for Nonemployee Directors, each director who is not otherwise an employee of the Company receives annually, on the first business day following the annual shareholders' meeting or, if earlier, on September 1, an option to purchase 5,000 shares of common stock. The exercise price for the option equals the fair market value of the stock on the date of grant. Each option becomes exercisable on the earlier of the date of the next annual shareholders' meeting or one year from the date of grant and is exercisable for a period of four years thereafter. During fiscal 2002, options to purchase 15,000 shares at $17.15 per share were awarded to nonemployee directors pursuant to this Plan. Options to purchase 10,000 of these shares expired in connection with the resignations of Michael Gort and William Franta from the board of directors in February of 2002.

                  EXECUTIVE COMPENSATIONEXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information regarding compensation paid during each of our last three fiscal years to chief executive officer and our other executive officers whose total annual compensation in fiscal 2002 (based on salary and bonus) exceeded $100,000 (the "Named Executive Officers").


                                             Annual Compensation
Name                               Fiscal    -------------------         Other
Principal Positions                 Year     Salary        Bonus     Compensation
-------------------                ------  -----------  -----------  ------------
Anil K. Jain                         2002  $   179,790  $20,000 (1)  $  8,758 (3)
  President and Chief Executive      2001      147,015   83,025 (2)     8,260 (3)
  Officer                            2000      136,463

Robert M. Ringstad                   2002  $   104,625  $20,000      $  3,739 (4)
  Chief Financial Officer

---------------

(1)  Bonus  for  fiscal  year  2001,  paid  in  fiscal  year  2002.
(2) Includes payment of special bonus of $68,850 for services in fiscal 2001 and bonus of $14,175 for fiscal 1999.
(3) Consists of Company contribution on Dr. Jain's behalf to 401(k) plan and an auto allowance.
(4)  Consists  of  Company contribution on Mr. Ringstad's behalf to 401(k) plan.

     Change of Control Arrangement. We have an agreement with Anil K. Jain providing for certain benefits in the event of a change in control of the Company. If, following a change in control (as defined in the agreement), Dr. Jain's employment is terminated within 36 months other than for "cause" (as defined) or as a result of his retirement, disability, or death, or if Dr. Jain terminates his employment for "good reason" (as defined), he is to receive a lump sum payment equal to two and one-half times his annualized includable compensation for the base period (as defined in Section 280G(d) of the Internal Revenue Code of 1986, as amended). "Good reason" includes certain changes in

Dr. Jain's duties, responsibilities, status, salary, benefits, and other similar terms of his employment made without his consent. A "change in control" for purposes of the agreement includes a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company, approval by the shareholders of any plan or proposal for liquidation or dissolution of the Company, the acquisition by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 30% or more of the Company's outstanding common stock, or a change in the board of directors of the Company during any period of two consecutive years such that individuals who at the beginning of such period constituted the entire Board of Directors cease for any reason to constitute a majority (with certain exceptions).

     In addition, we have an agreement with Dr. Jain providing that upon the occurrence of a change in control, in conjunction with a change in Dr. Jain's current position, other than by voluntary resignation, Dr. Jain will have the option to request the Company to purchase from him a number of shares of his common stock equal to up to 4% of the shares of common stock outstanding immediately prior to the change in control at a price per share equal to the highest per share price paid in connection with the change in control event or the highest price paid in the public market within the twelve months preceding Dr. Jain's exercise of the option. This option is effective for a period of twelve months after the change in control.

OPTION  GRANTS  IN  LAST  FISCAL  YEAR

No options were granted to the Named Executive Officers during the 2002 fiscal year.

AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR AND FISCAL YEAR-END OPTION
VALUES

The following table provides information relating to option exercises during fiscal 2002 and the number and value of shares of common stock subject to options held by the Named Executive Officers as of March 31, 2002.

                                           NUMBER OF SHARES UNDERLYING      VALUE OF UNEXERCISED IN-THE
                                          UNEXERCISED OPTIONS AT FISCAL     MONEY OPTIONS AT FISCAL YEAR-
                                                    YEAR-END                            END
                                        --------------------------------  --------------------------------
                   SHARES
                 ACQUIRED ON   VALUE
NAME              EXERCISE    REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
---------------  -----------  --------  ---------------  ---------------  --------------  ----------------
Anil K. Jain             -0-       -0-              -0-              -0-         -0-               -0-

Robert Ringstad          -0-       -0-              -0-           35,000        N/A (1)          N/A (1)

(1) None of Mr. Ringstad's options are "in-the-money," i.e., the exercise price of all options exceeds market value of the underlying common stock.

REPORT  OF  THE  COMPENSATION  COMMITTEE

     Compensation Policy. In determining the Company's executive compensation policy and levels, the compensation committee seeks to attract and retain qualified executive officers, motivate executive officers to improve the Company's performance, and reward executive officers for individual contributions to the achievement of the Company's business objectives. The committee attempts to achieve these goals by combining annual base salaries with bonuses based on corporate performance and on the achievement of specified performance objectives. The compensation committee believes that cash compensation in the form of salary and bonus provides executives with short-term rewards for success in operations. The compensation committee also believes that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company.

     Base Salary. In determining the base salary of each of the executive officers, the Company relies on information regarding salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses and also takes into account the Company's cash needs. In fiscal 2002, the base salary of the executive officers was increased by an average of 4.5%.

     Bonuses. Annual incentives for the Chief Executive Officer and the other executive officers are intended to reward the attainment of annually established goals in various areas over which the individual officer has significant influence or control, including product development, product manufacturing, sales levels and others. With regard to fiscal 2001, the compensation committee determined that the two Named Executive Officers would receive limited incentive bonuses. Dr. Jain's bonus reflected his efforts and success in recruiting new management personnel in the areas of finance and sales. Mr. Ringstad's bonus was related to the completion of certain operational objectives. No bonuses were or will be paid to the executive officers for fiscal 2002.

     Stock Options. To date, because the Chief Executive Officer owns a significant percentage of the Company's outstanding common stock, he has not been awarded options. Options have been awarded to other management employees, including the Company's Chief Financial Officer. In August of 2000, Mr. Ringstad received a non-qualified option to purchase 35,000 shares at $12.54. The options vest over 5 years and expire in August of 2005.

     Compensation of Chief Executive Officer. The compensation committee believes that the compensation of the Chief Executive Officer should reflect the Company's performance. In fiscal 2002, the annual base salary of the Company's Chief Executive Officer was increased to $180,000, or by 3%. No bonus will be paid to the Chief Executive Officer for fiscal 2002.

     Section 162 Limitation. The compensation committee has considered whether any revisions to the Company's executive compensation policy may be necessary due to provisions of Section 162 of the Internal Revenue Code, which limits to $1,000,000 the deductibility of compensation paid to certain executives. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interest of the Company and its shareholders.

   Ronald  G. Roth        Gregory J. Von Wald        Stephen A. Zuckerman, M.D.

                      Members of the Compensation Committee

STOCK  PERFORMANCE  GRAPH

     The following performance graph compares the cumulative total returns for the Company's common stock, The Nasdaq Stock Market (U.S.) Index and The Nasdaq Non-Financial Index for the period from March 31, 1997 through March 31, 2002. The comparison assumes $100 was invested in the Company's Common Stock and in each index at the beginning of the period and reinvestment of dividends.

                                [GRAPH OMITTED]

                            BASE LINE        CUMULATIVE TOTAL RETURN
                            ---------  --------------------------------------
                                 3/97    3/98    3/99    3/00    3/01    3/02

APA Optics, Inc.               100.00  107.95  127.27  534.09  162.24   49.27
Nasdaq Stock Market (U.S.)     100.00  151.57  204.77  380.94  152.35  153.42
Nasdaq Non-Financial           100.00  150.01  209.60  410.01  153.00  150.13

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Sublease for Company Facility. Effective December 1, 1984, we entered into a sublease for office and manufacturing space with Jain-Olsen Properties, a partnership consisting of Anil K. Jain and Kenneth A. Olsen, who are officers, directors, and principal shareholders of the Company. In fiscal 2000, we entered into an Amendment and Extension of the Sublease through November 30, 2004. Certain terms of the sublease are set forth in Note 8 of Notes to

Financial Statements included in our 2002 Annual Report, which is being distributed with this Proxy Statement. We made rent and tax payments under the lease of $138,142 and $134,581 to Jain-Olsen Properties during fiscal 2002 and 2001, respectively, and we are obligated to make payments in fiscal 2003 of $139,288 in rent plus taxes. The sublease will expire in November 2004. We believe the lease terms are at least as favorable to us as terms we could have negotiated with an unrelated third party.

     Key Man Insurance. We maintain key man insurance in the amount of $2,000,000 on the life of Anil K. Jain and in the amount of $500,000 on the life of Kenneth A. Olsen, both of whom are directors and officers. Up to $500,000 of the proceeds of each policy is intended to be used to purchase shares of our common stock owned by the insured at the request of the personal representative of the insured's estate. The per share price for the repurchase will be the fair market value of the common stock as of the date of the event triggering the repurchase.

     Split Dollar Insurance. In November 1989, we adopted a split dollar life insurance plan (the "1989 Plan") for the benefit of Anil K. Jain. Under the terms of the 1989 Plan, we pay the premiums on a $5 million insurance policy (the "Policy") on the lives of Dr. Jain and his spouse. The Policy is a whole life, joint and survivor policy, on which all premiums are paid by us and income is imputed to Dr. Jain in an amount equal to the term rate for his insurance as established by the insurer. No premium payments have been made since January 1996.

     The Policy is owned by the Jain Children's Irrevocable Trust dated November 28, 1989 (the "Trust"). The 1989 Plan is designed so that we will recover all premium payments and advances made by us on account of the Policy held by the Trust. Our interest in the premium payments and advances is secured by a collateral assignment of the Policy. Upon the death of the last to die of Dr. Jain and his spouse, we will be reimbursed from the insurance proceeds paid to the Trust in an amount equal to the total premiums and advances made by us. In the event the trustee of the Trust surrenders the Policy for its cash surrender value at some date in the future, we will be reimbursed for the premiums paid on the Policy.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and any written representations that no Forms 5 were required, the Company believes that all reports required to be filed by its officers, directors, and greater than 10% beneficial shareholders under Section 16(a) of the Exchange Act were timely filed.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

CHANGE  OF  AUDITOR

     On March 8, 2002, the Audit Committee recommended, and the Board of Directors approved, the appointment of Grant Thornton LLP as our new independent accountant and auditor, replacing Ernst & Young LLP. The Company did not consult with Grant Thornton LLP on any matters related to accounting principles or practices, financial statement disclosures or audit procedures prior to selecting and appointing Grant Thornton LLP as its auditor.

     Ernst & Young LLP's reports on the Company's financial statements for the previous two fiscal years ended March 31, 2000 and March 31, 2001, did not contain any adverse disclaimer of opinion and were not qualified as to uncertainty, audit accounting principles. During the Company's two most recent fiscal years ended March 31, 2001 and the subsequent interim period ended March 2, 2002, (i) there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principle practices, financial statement disclosure or auditing scope or procedure if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to reference to the subject matter of the disagreement in connection with its reports and (ii) there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission. The decision to replace Ernst & Young LLP was not the result of any disagreement between the Company and Ernst & Young LLP on any matter of accounting principle or practice, financial disclosure or audit procedure.

     Grant Thornton LLP, independent auditors, audited the financial statements of the Company for the fiscal year ended March 31, 2002. The Company anticipates that Grant Thornton LLP will be retained as the Company's independent auditors for fiscal 2002. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and would be available to respond to appropriate questions.

REPORT  OF  AUDIT  COMMITTEE

     The Audit Committee of the Board of Directors is comprised of three nonemployee directors. All members are independent as defined under the rules of The Nasdaq Stock Market.

     The Audit Committee held three meetings during fiscal 2002. The meetings were designed to facilitate and encourage communication between the Audit Committee and the internal auditors and the Company's independent auditors, Grant Thornton LLP.

     During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and the auditors.

     The discussions with the auditors also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The auditors also provided to the Audit Committee the written disclosures and the letter regarding their independence as required by the Independence Standards Board Standard No. 1. This information was discussed with the auditors.

     Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2002 be included in the Company's annual report on Form 10-K.

   Ronald  G. Roth           Gregory J. Von Wald     Stephen A. Zuckerman, M.D.

                         Members of the Audit Committee

INDEPENDENT  AUDITORS'  FEES

     Audit Services. The Company paid Ernst & Young LLP related fees of $41,770 for the fiscal year ended March 31, 2002. These fees were paid for professional services related to the audit of the financial statements, reviews of quarterly financial statements included as part of the Company's Form 10-Q filings for the year and fees related to other miscellaneous regulatory filings.

     The Company paid no fees to Grant Thornton LLP for the fiscal year ended March 31, 2002.

     Information and Technology Services. The Company did not engage Ernst & Young LLP or Grant Thornton LLP for services related to information technology during the year ended March 31, 2002.

     Other Non-Audit Services. For the year ended March 31, 2002, the Company was not billed by Ernst & Young LLP or Grant Thornton LLP for any non-audit services.

                                  OTHER MATTERS

     We are not aware that any matter other than those described in the Notice of Meeting will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of Messrs. Jain and Olsen (the persons named as proxies) to vote the proxied shares in accordance with their best judgment on such matters.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     The Company's 2003 Annual Meeting of Shareholders is expected to be held on or about August 21, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about July 1, 2003. In order to be included in the Company's proxy materials for the 2003 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 20, 2003.

          In addition, pursuant to the Company's Bylaws, a shareholder must give notice to the Company prior to June 2, 2003 of any nominations for director or any proposal which such shareholder intends to raise at the 2003 Annual Meeting. If the Company receives notice of such nomination or proposal on or after June 2, 2003, such nomination or proposal will not be considered at the annual meeting.

     Additionally, if the Company receives notice of a shareholder proposal after May 27, 2003, it will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e), and the persons named in the proxies solicited by the Board of Directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to the proposal.

                             ADDITIONAL INFORMATION

     A copy of the Company's Report to Shareholders for the fiscal year ended March 31, 2002, accompanies this Notice of Annual Meeting and Proxy Statement.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED MARCH 31, 2002, TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY AS OF JUNE 24, 2002, UPON RECEIPT OF A WRITTEN REQUEST FOR SUCH REPORT. SUCH REQUESTS SHOULD BE SENT TO:


                                APA OPTICS, INC.
                              Attention: Secretary
                               2950 N.E. 84th Lane
                            Blaine, Minnesota  55449


                                       By Order of the Board of Directors


                                       /s/  Kenneth A. Olsen

                                       Kenneth A. Olsen
                                       Secretary
                                       July 16, 2002

                                APA OPTICS, INC.
                                      PROXY
                ANNUAL MEETING OF SHAREHOLDERS - AUGUST 22, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Jain and Kenneth A. Olsen, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of APA Optics, Inc. (the "Company") which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders to be held at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431, August 22, 2002, at 3:30 p.m., Central Daylight Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.

     1.   ELECTION OF DIRECTORS:

          FOR all nominees listed          WITHHOLD AUTHORITY to vote for
          below (except as marked to          all nominees listed below [ ]
          the contrary below) [ ]

Anil K. Jain, Kenneth A. Olsen, Gregory J. Von Wald, Ronald G. Roth and Stephen
                                  A. Zuckerman

     (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

     ---------------------------------------------------------------------------

     2.   Upon  such  other  matters  as  may  properly come before the meeting.

The power to vote granted by this Proxy may be exercised by Anil K. Jain and Kenneth A. Olsen, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S INSTRUCTIONS. IF THE SHAREHOLDER EXECUTES THIS PROXY BUT DOES NOT PROVIDE INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS.

It is urgent that each shareholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

                                           Dated and Signed               , 2002
                                                            --------------


                                           -------------------------------------
                                           Signature of Shareholder(s)


                                           -------------------------------------
                                           Signature of Shareholder(s)


Please sign as your name(s) appears above. When signing as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or partner of a partnership, please provide the name of the entity on whose behalf you are signing and your title.


                    PLEASE DO NOT FORGET TO DATE THIS PROXY.